Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT(“Agreement”), dated this 29th day of March 2017, is entered into between Bulova Technologies Group, Inc., a Florida Corporation (“Seller”), and Arc Technologies, Inc., a Wyoming Corporation (“Buyer”).

WHEREAS, Seller is the owner of 100% of the issued and outstanding membership interests (the "Membership Interest Units") of Bulova Technologies Ordnance Systems LLC ("BTOS"); and

WHEREAS, Seller desires to sell and Buyer desires to purchase, all of the Membership Interest Units on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual representations, warranties, agreements and indemnities herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties agree as follows

1. Purchased Membership Interest Units

Subject to the terms and conditions herein stated, Seller hereby sells, assigns, transfers and delivers to Buyer, and Buyer hereby purchases and acquires from Seller, all right, title and interest of Seller in and to the Membership Interest Units for a total purchase price of $1.00, the receipt of which is hereby acknowledged, and the issuance to Buyer of an aggregate of 2,000,000 shares of the common stock, par value $0.001 per share, of Seller to be delivered ninety (90) days following the effective date of this Agreement.

2. Representations and Warranties

2.1 Seller hereby represents and warrants as follows and acknowledges that Buyer is relying upon such representations and warranties in connection with the purchase by Buyer of the Membership Interest Units:

(a)     BTOS is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida;

(b)     The authorized membership interests of BTOS consists of 50,000 membership interests of which 50,000 membership interests have been duly issued and are outstanding;

(c) No person, corporation or other entity has any agreement, option or warrant, or any right or privilege (whether by law, pre-emptive or contractual, or whether by means of any exercise, conversion or other right or action) which has the effect of or is capable of becoming an agreement, option or warrant, for the purchase from BTOS of any securities of BTOS;

(d)     All of the Membership Interest Units are owned by Seller as the respective registered and beneficial owner of record, with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, restrictions and demands whatsoever (other than restrictions imposed by federal or state securities laws);

(e)      Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary action on the part of Seller and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms;

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(f)     Neither Seller nor BTOS has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement or the transactions contemplated hereby or thereby;

(g)     The most current balance sheet of BTOS as applicable as a financial statement of BTOS as of December 2016, is attached and adopted as part of this Agreement as Attachment , and

(h)     Seller hereby represents and agrees that this transaction has been entered and is being conducted by the parties, who are unrelated otherwise, as an ‘arms-length’ transaction.

2.2     Buyer hereby represents and warrants as follows and acknowledges that Seller is relying upon such representations and warranties in connection with the sale by Seller of the Membership Interest Units:

(a)     Buyer is a Wyoming domiciled corporation duly existing under Wyoming law;

(b)     This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or insolvency statutes or by a court acting as a court of equity;

(c)     Buyer is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument or charter provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of, the consummation of the transactions provided for herein;

(d)     Buyer is purchasing the Membership interest units for its own account for investment purposes, and not with intent to resell; and

(e)     Buyer hereby represents and agrees that this transaction has been entered and is being conducted by the parties, who are unrelated otherwise, and to as an “arms-length’ transaction.

3.     Survival of Representations and Warranties

3.1      Seller. The representations and warranties of Seller contained in this Agreement, or any agreement, certificate or other document delivered or given pursuant to this Agreement, shall survive the consummation of the transactions contemplated by this Agreement.

3.2      Buyer. The representations and warranties of Buyer contained in this Agreement, or any agreement, certificate or other document delivered or given pursuant to this Agreement, shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of Seller, shall continue in full force and effect for the benefit of Seller and any claim in respect thereof shall be made in writing for a period of 36 months after the Closing Date.

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4.     Additional Agreements

4.1 Each of Seller and Buyer shall take or cause to be taken all necessary or desirable actions, steps and corporate proceedings to approve or authorize the transactions contemplated by this Agreement and the execution and delivery of this Agreement and other agreements, understandings and documents contemplated hereby, and shall cause all necessary meetings of members and security holders to be held for such purpose.

4.2     Buyer understands and agrees that it is purchasing the Membership Interest Units, including all of the 50,000 outstanding Membership Interest Units of BTOS, but not the right to proceeds resulting from litigation docketed under the Armed Services Board of Contract Appeals (ASBCA) case number 59089, the proceeds having been previously assigned to a third party. Buyer is not responsible for the payment of any costs for prosecution of such litigation and claims, including all attorney’s fees and related costs, and Buyer shall have no such responsibility for any such payments.

4.3     Buyer specifically acknowledges that it is aware that the entity has material obligations and liabilities which have been disclosed and are related to a claim from the United States Army under the Armed Services Board of Contract Appeals case number 57406 and that such obligation and liability remain a liability of the entity after the purchase of this controlling interest by the Buyer.

5.     Indemnification

5.1     Buyer agrees to indemnify and hold harmless Seller from and in respect of any cost, claim, loss, damage, liability or expense which such other party may suffer or incur, whether at law or in equity, arising out of, resulting from or in connection with (a) any existing liability of BTOS, whether fixed or contingent, known or unknown, absolute or otherwise or (b) the inaccuracy of any Buyer representation or warranty contained herein, for the time periods provided in Section 3 hereof. Seller shall have no obligation of indemnity hereunder of any nature or kind.

5.2     No claim for indemnification will arise until written notice thereof is given to Buyer. Such notice shall be sent within a reasonable time following the determination by Seller that a claim for indemnity may exist. In the event that any legal proceedings shall be instituted or any claim or demand is asserted by any third person in respect of which either party may seek any indemnification from the other party, Seller shall give or cause to be given to Buyer written notice thereof and Buyer shall have the right, at its option and expense, to be present at the defense of such proceedings, claim or demand, but not to control the defense, negotiation or settlement thereof, which control shall at an times remain with Seller, unless Buyer irrevocably acknowledges full and complete responsibility for indemnification of Seller in respect of the subject claim, in which case the Buyer may assume such control through counsel of its choice; provided, however, that no settlement shall be entered into without Seller's prior written consent (which shall not be unreasonably withheld). The parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such third party legal proceeding, claim or demand.

5.3 Notwithstanding anything in this Agreement to the contrary, the indemnity provided for in this Section 5 shall apply to any loss, claim, and cost. damage, expense or liability, whether or not the actual amount thereof shall have been ascertained prior to the final day upon which a claim for indemnity with respect thereto may be made hereunder in accordance with Section 5 hereof, so long as written notice thereof shall have been given to the party from whom indemnification is sought prior to said date, setting forth specifically and in reasonable detail, so far as is known, the matter as to which indemnification is being sought. but nothing herein shall be construed to require payment of any claim for indemnity until the actual amount payable shall have been finally ascertained.

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6. Notices

Notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to be sufficiently given when sent by certified or registered mail or by overnight courier or by hand, addressed to the addresses set forth on the first page of this Agreement or to such other address furnished by notice given in accordance with this Section, and upon written return of certified delivery in the form given by such currier or delivery method.

7. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. In the event there is any dispute between the parties as to their rights and obligations under this Agreement, the parties submit to the jurisdiction of any state or federal court sitting in the State of Florida and waive any defense of inconvenient forum to the maintenance of any action so brought.

8. Entire Agreement

This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof. There are no oral statements, representations, warranties, undertakings or agreements between the parties. This agreement may be amended only by an instrument in writing signed by both parties.

9. Assignment

Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other party, which consent may be withheld in either party's sole and absolute discretion, except that Buyer may assign its rights hereunder to an entity that is substantially owned by Buyer without Seller' consent.

10. Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ARC TECHNOLOGIES, INC. By: /s/ Thomas E. Law II Name: Thomas E. Law II Date: 3/29/17	BULOVA TECHNOLOGIES GROUP, INC. By: /s/ Stephen L. Gurba Name: Stephen L. Gurba Date: 3/29/17

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